Exhibit 99.1
For Immediate Release
Bayer HealthCare and Maxygen Announce Hematology Agreement
-Portfolio of hemophilia drug candidates includes novel recombinant Factor VIIa-
-$120 million transaction includes license to Maxygen’s novel biotechnology research platform-
-Phase 1 clinical testing expected to commence in third quarter-
-Maxygen to host conference call 8:30 a.m. PT (11:30 a.m. ET)-
Leverkusen, Germany and Redwood City, California, USA, July 2, 2008 — Bayer HealthCare is expanding its commitment to hemophilia with the acquisition of Maxygen’s hemophilia program assets, including a next-generation recombinant Factor VIIa protein known as MAXY-VII. The lead therapeutic candidate is expected to enter Phase 1 clinical testing in the third quarter of 2008. The total transaction is valued at $90 million upfront with a final, potential milestone payment of $30 million. This agreement includes a license to use Maxygen’s MolecularBreeding™ technology, a novel research platform, for exploiting gene targets.
Hemophilia is an inherited bleeding disorder caused by deficient or defective blood coagulation proteins. Roughly 20 to 30 percent of patients with hemophilia develop antibodies — or inhibitors — to current therapies. In these instances a Factor VIIa is used to bypass inhibitors and help these individuals to form clots. MAXY-VII is a next generation Factor VIIa clotting factor that may offer an improved dosing regimen and safety profile. The addition of a development candidate for patients with clotting factor inhibitors could further build Bayer’s leadership position in hemophilia care where it offers the recombinant Factor VIII product, Kogenate® (antihemophilic factor [recombinant]). The company has a strong development program dedicated to hemophilia including ongoing clinical investigations into long-acting forms of Kogenate.
“MAXY-VII has the potential to be an important expansion of therapeutic options for people living with hemophilia and we are pleased to add this to our global development portfolio. The agreement fits into our growth strategy for our specialty pharmaceutical business and builds on our expertise in the commercialization and manufacturing of protein therapeutics,” said Dr. Gunnar Riemann, member of the Executive Committee of Bayer HealthCare. “Our scientists are actively collaborating with researchers in academia and biotechnology firms to leverage novel research platforms. Access to Maxygen’s MolecularBreeding™ technology provides us with another tool to expand our product pipeline.”

“This agreement allows Maxygen to capture significant value from this preclinical asset, and puts MAXY-VII in the hands of the hemophilia leader,” said Russell Howard, chief executive officer of Maxygen. “MAXY-VII has the potential to become the world’s first approved shuffled protein therapeutic, a milestone that is likely to open up many more opportunities for Maxygen’s technology. Bayer is the ideal company to move the MAXY-VII program toward that goal.”
Bayer also receives a non-exclusive license to use Maxygen’s MolecularBreeding™ technology for a broad set of genes for its internal use in its specialty pharmaceutical business. In addition, Bayer receives exclusive rights to use the technology for 30 specified gene targets in areas of strategic business interest. This novel platform allows scientists to exploit gene variation that can result in unique drug targets or novel therapeutic protein candidates.
Conference Call
 Maxygen will host a conference call today, July 2, at 8:30 a.m. PT (11:30 a.m. ET) to discuss the announced agreement. Participants in the U.S. can access the call by dialing 866.356.4281 and using the pass code 76321525. International participants can dial 617.597.5395 and use the same pass code. A live webcast of the conference call will be available at www.maxygen.com/webcasts.
A telephone replay of the conference call will be available until August 2, 2008. To access the replay, please call 888-286-8010 (U.S.) or 617-801-6888 (international) and use the pass code 45982651. An archived version of the webcast will be available until August 2, 2008 at www.maxygen.com/webcasts.
About MAXY-VII and Hemophilia
 MAXY-VII is designed to be an improved Factor VIIa for the treatment of hemophilia patients. Hemophilia is an inherited bleeding disorder characterized by prolonged or spontaneous bleeding, especially into the muscles, joints or internal organs. The disease is caused by deficient or defective blood coagulation proteins, known as factor VIII or IX. The most common form of the disease is hemophilia A, or classic hemophilia, in which the clotting factor VIII is either deficient or defective. Hemophilia B is characterized by deficient or defective factor IX. According to the World Federation of Hemophilia, about 1 in 10,000 people is born with hemophilia A and 1 in 50,000 people is born with hemophilia B. Over time, roughly 20 to 30 percent of patients develop antibodies to these replacement factors (frequently referred to as inhibitors).
About the MolecularBreeding™ Directed Evolution Platform
 MolecularBreeding™, also known as gene shuffling, is an iterative process of recombination and selection. The products of these recombined genes (proteins) are then screened for the targeted drug properties. This novel platform allows scientists to exploit gene variation that can result in unique drug targets or novel therapeutic protein candidates.

About Kogenate® FS/KOGENATE® Bayer
 Kogenate® FS (Antihemophilic Factor [Recombinant]) / KOGENATE® Bayer (Recombinant Coagulation Factor VIII [octocog alfa]) is a recombinant factor VIII treatment indicated for the treatment of hemophilia A. The safety, efficacy and overall reliability of the Kogenate® line of products are based on 20 years of clinical experience. Clinical data shows that Kogenate® provided excellent hemostatic control, was well tolerated, and has a proven safety profile in patients with hemophilia A. Kogenate® is manufactured at Bayer’s state-of-the-art biotechnology facility in Berkeley, California. The most frequently reported adverse events were local injection site reactions, dizziness and rash. Known intolerance or allergic reactions to constituents of the preparation is a contraindication to the use of Kogenate®. Known hypersensitivity to mouse or hamster protein may be a contraindication to the use of Kogenate®.
About Maxygen, Inc.
 Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs. Maxygen looks for opportunities where its proprietary protein modification technologies can address significant therapeutic needs. Maxygen’s approach to drug discovery and development leverages the established development and regulatory paths of approved drugs. www.maxygen.com.
About Bayer HealthCare
 The Bayer Group is a global enterprise with core competencies in the fields of health care, nutrition and high-tech materials. Bayer HealthCare, a subsidiary of Bayer AG, is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Consumer Care, Diabetes Care and Pharmaceuticals divisions. The pharmaceuticals business operates under the name Bayer Schering Pharma. Bayer HealthCare’s aim is to discover and manufacture products that will improve human and animal health worldwide. Find more information at www.bayerhealthcare.com.
Bayer Schering Pharma is a worldwide leading specialty pharmaceutical company. Its research and business activities are focused on the following areas: Diagnostic Imaging, General Medicine, Specialty Medicine and Women’s Healthcare. With innovative products, Bayer Schering Pharma aims for leading positions in specialized markets worldwide. Using new ideas, Bayer Schering Pharma aims to make a contribution to medical progress and strives to improve the quality of life. Find more information at www.bayerscheringpharma.de.
Forward Looking Statements Disclaimer
 This news release contains forward-looking statements regarding agreements between Maxygen and Bayer and about Maxygen’s MAXY-VII program and technology platform, including the potential benefits thereof. These forward-looking statements involve substantial risks and uncertainties, including but not limited to the ability or plans of Bayer to commence or continue the clinical development of MAXY-VII, whether Maxygen will receive any future milestone payments from Bayer related to such development and the timing and status of any such payments. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Additional risk factors are more fully discussed in Maxygen’s Annual Report on Form 10-K for the year ended December 31, 2007, including under the caption “Risk Factors,” and in Maxygen’s other periodic reports filed with the SEC, all of which are available from Maxygen or from the SEC’s website (www.sec.gov). Maxygen disclaims any obligation to update or revise any forward-looking statement contained herein to reflect any change in Maxygen’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. In addition, important information regarding the material terms and conditions of the agreements between Maxygen and Bayer will be set forth in a Current Report on Form 8-K to be filed by Maxygen with the SEC.
MolecularBreeding and Maxygen are U.S. trademarks of Maxygen, Inc.
####
Maxygen Contact:
Michele Boudreau: 650-279-2088
michele.boudreau@maxygen.com
Bayer Contacts:
Sreejit Mohan: 510-705-5477
sreejit.mohan.b@bayer.com
Cathy Keck Anderson: 206-714-8086
cathy.keck.anderson@bayer.com